Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet of Combined Entity as of September 30, 2020 and the unaudited pro forma combined statements of operations of Combined Entity for the year ended December 31, 2019 and nine months ended September 30, 2020 present the combination of the financial information of FS Development and Gemini after giving effect to the Business Combination, PIPE Investment and related adjustments described in the accompanying notes. FS Development and Gemini are collectively referred to herein as the “Companies”, and the Companies, subsequent to the Business Combination and PIPE Investment, are referred to herein as “Combined Entity”.

The unaudited pro forma combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give pro forma effect to the Business Combination and PIPE Investment as if they had occurred on January 1, 2019. The unaudited pro forma combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination and PIPE Investment as if they were completed on September 30, 2020.

The unaudited pro forma combined financial information is based on and should be read in conjunction with the audited and unaudited historical financial statements of each of FS Development Corp. and Gemini and the notes thereto, as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FS Development,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Gemini”.

The unaudited pro forma combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Combined Entity’s financial condition or results of operations would have been had the Business Combination and PIPE Investment occurred on the dates indicated. Further, the unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On February 5, 2021, the Combined Entity consummated the previously announced Business Combination pursuant to the Merger Agreement dated October 15, 2020 between FS Development and Gemini, under the terms of which, FS Development acquired Gemini, through which Merger Sub merged with and into Gemini, with Gemini becoming a wholly-owned subsidiary of FS Development Corp., referred to herein as Combined Entity, which became a publicly-listed entity. As a result of the Business Combination, the Combined Entity owns, directly or indirectly, all of the issued and outstanding equity interests of Gemini and the Gemini Equityholders hold a portion of the Combined Entity Common Stock.

The following pro forma combined financial statements presented herein reflect the redemption of 100 shares of Class A Common Stock by FS Development’s shareholders in conjunction with the shareholder vote on the Business Combination contemplated by the Merger Agreement at a meeting held on February 3, 2021.

COMBINED ENTITY

UNAUDITED PRO FORMA

COMBINED BALANCE SHEET

September 30, 2020

(in thousands)

	FSDC (Historical)	Gemini (Historical)	Pro Forma Adjustments	Note 3	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$1,438	$13,215	$191,441	(a), (b), (c)	$206,094
Prepaid expenses and other current assets	170	991	-		1,161
Total Current Assets	1,608	14,206	191,441		207,255
Property and equipment, net	-	381	-		381
Restricted cash	-	323	-		323
Cash held in Trust Account	120,751	-	(120,751)	(c)	-
Deferred offering costs	-	1,341	(1,341)	(d)	-
Other assets	-	2	-		2
Total Assets	$122,359	$16,253	$69,349		$207,961

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$503	$6,683	$(1,695)	(a), (d), (e)	$5,491
Franchise tax payable	50	-	(50)	(e)	-
Term loan, current portion	-	3,750	-		3,750
Convertible notes, net	-	7,600	(7,600)	(f)	-
Total Current Liabilities	553	18,033	(9,345)		9,241
Deferred underwriting commissions	4,226	-	(4,226)	(b)	-
Warrant liability	-	74	-		74
Other liabilities	-	234	-		234
Term loan, net of current portion and discount	-	6,190	-		6,190
Total Liabilities	4,779	24,531	(13,571)		15,739

Series A convertible preferred stock	-	47,113	(47,113)	(g)	-
Series B convertible preferred stock	-	33,336	(33,336)	(g)	-
Total convertible preferred stock	-	80,449	(80,449)		-
Class A common stock subject to redemption	112,580	-	(112,580)	(g)	-
Stockholders’ Equity
Preferred stock	-	-	-		-
Class A common stock	-	-	-		-
Class B common stock	-	-	-		-
Common stock	-	6	(5)	(g)	1
Additional paid-in capital	5,501	9,773	282,368	(g)	297,642
Accumulated deficit	(501)	(98,506)	(6,414)	(g)	(105,421)
Total Stockholders’ Equity (Deficit)	5,000	(88,727)	275,949		192,222
Total Liabilities and Stockholders’ Equity (Deficit)	$122,359	$16,253	$69,349		$207,961

COMBINED ENTITY

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS FOR THE NINE MONTHS

ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share amounts)

	FSDC (Historical)	Gemini (Historical)	Pro Forma Adjustments	Note 3	Pro Forma
Operating expenses:
Research and development	$-	$20,472	$-		$20,472
General and administrative	452	3,774	50	(h)	4,276
Franchise tax expense	50	-	(50)	(h)	-
Operating expenses	502	24,246	-		24,748
Loss from operations	(502)	(24,246)	-		(24,748)

Other income (expense):
Interest expense	-	(2,307)	(6,204)	(i)	(8,511)
Interest income	1	37	-		38
Loss on extinguishment of debt	-	-	(711)	(i)	(711)
Change in fair value of warrant liability	-	(6)	-		(6)
Net loss	$(501)	$(26,522)	$(6,915)		$(33,938)

Weighted common shares outstanding - Class A	12,516,500	5,507,900		(j)	45,301,990
Basic and diluted net loss per share - Class A	$-	$(4.82)		(j)	$(0.75)

Weighted common shares outstanding - Class B	3,018,750	-			-
Basic and diluted net loss per share - Class B	$(0.17)	$-			$-

COMBINED ENTITY

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS FOR THE

YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share amounts)

	FSDC (Historical)	Gemini (Historical)	Pro Forma Adjustments	Note 3	Pro Forma
Operating expenses:
Research and development	$-	$34,472	$-		$34,472
General and administrative expenses	-	6,753	-		6,753
Operating expenses	-	41,225	-		41,225
Loss from operations	-	(41,225)	-		(41,225)

Other income (expense):
Interest expense	-	(350)	-		(350)
Interest income	-	177	-		177
Change in fair value of warrant liability	-	(2)	-		(2)
Net loss	$-	$(41,400)	$-		$(41,400)

Weighted common shares outstanding - Class A		5,171,537		(j)	45,301,990
Basic and diluted net loss per share - Class A		$(8.01)		(j)	$(0.91)

Note 1 – Description of the Business Combination

On February 5, 2021, the Combined Entity consummated the previously announced Business Combination pursuant to the Merger Agreement dated October 15, 2020 between FS Development and Gemini, under the terms of which, FS Development acquired Gemini, through which Merger Sub merged with and into Gemini, with Gemini becoming a wholly-owned subsidiary of FS Development Corp., referred to herein as Combined Entity, which became a publicly-listed entity. As a result of the Business Combination, the Combined Entity owns, directly or indirectly, all of the issued and outstanding equity interests of Gemini and the Gemini Equityholders hold a portion of the Combined Entity Common Stock.

As a result of the Merger Agreement, Gemini Equityholders received an aggregate number of shares of Combined Entity Common Stock equal to (i) $215.0 million, divided by (ii) $10.00, or 21,500,000 shares. The final conversion ratio used to calculate the final Merger Consideration was .2180, resulting in 17,942,274 shares issued for all issued and outstanding Gemini common stock and preferred stock, 2,318,566 shares issued for Gemini’s underlying vested, unvested, and unexercised options and warrants, and 1,239,160 shares reserved for issuance under the 2021 Stock Option and Incentive Plan. In connection with the closing of the Business Combination, certain investors agreed to subscribe for and purchase an aggregate of $95.1 million of common stock of Combined Entity (the “PIPE Investment”).

The following summarizes the number of Combined Entity Common Stock outstanding following the consummation of the Business Combination and the PIPE Investment:

	Shares	%

FS Development public stockholders	12,074,900	26.7%
FS Development Sponsor and Directors	3,460,250	7.6%
Gemini Stockholders	20,260,840	44.7%
PIPE - Gemini Stockholders	1,560,000	3.5%
PIPE - FS Development Sponsor	1,500,000	3.3%
PIPE - Other Investors	6,446,000	14.2%
Total	45,301,990	100%

Note 2 – Basis of Presentation

The historical financial information of FS Development and Gemini has been adjusted in the unaudited pro forma combined financial information to give effect to events that are (1) directly attributable to the Business Combination and the PIPE Investment, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and the PIPE Investment and certain other adjustments.

The Business Combination will be accounted for as a reverse recapitalization because Gemini has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances:

●	The pre-combination equity holders of Gemini will hold the majority of voting rights in Combined Entity;

●	The pre-combination equity holders of Gemini will have the right to appoint the majority of the directors on the Combined Entity Board;

●	Senior management of Gemini will comprise the senior management of Combined Entity; and

●	Operations of Gemini will comprise the ongoing operations of Combined Entity.

Under the reverse recapitalization model, the Business Combination will be treated as Gemini issuing equity for the net assets of FS Development, with no goodwill or intangible assets recorded.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma combined financial information will be different.

The Combined Entity entered into new equity awards with its employees upon the consummation of the Business Combination. The terms of these new equity awards were not changed or amended from the original awards. Accordingly, no effect was given to the unaudited pro forma combined financial information for the new awards.

The unaudited pro forma combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given Gemini incurred significant losses during the historical periods presented.

Note 3 – Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Combined Balance Sheet as of September 30, 2020

The pro forma adjustments included in the unaudited pro forma combined balance sheet as of September 30, 2020 are as follows:

a)	Cash. Represents the impact of the Business Combination and PIPE Investment on the cash balance of Combined Entity.

The table below represents the sources and uses of funds as it relates to the Business Combination:

(in thousands)
	Note
FS Development cash held in Trust Account	(1)	$120,751
PIPE - FS Development Sponsor	(2)	15,000
PIPE - Gemini Shareholders	(2)	15,600
Other PIPE Investors	(2)	64,460
Payment to redeeming FS Development Stockholders	(3)	(1)
Payment of deferred underwriting commissions	(4)	(4,226)
Payment of FS Development accrued transaction costs	(5)	(404)
Payment of FS Development incremental transaction costs	(5)	(11,561)
Payment of Gemini accrued transaction costs	(6)	(1,341)
Payment of Gemini incremental transaction costs	(6)	(6,837)
Excess cash to balance sheet from Business Combination		$191,441

(1)	Represents the amount of the restricted investments and cash held in the trust account upon consummation of the Business Combination at Closing.

(2)	Represents the issuance, in the PIPE Investment, to certain investors of 9,506,000 shares of Combined Entity common stock at a price of $10.00 per share.

(3)	Represents the amount paid to FS Development stockholders who exercised their redemption rights.

(4)	Represents payment of deferred FS Development IPO underwriting commissions by FS Development.

(5)	Represents payment of FS Development accrued and incremental transaction costs related to the Business Combination (See Note 3(b)(2) and 3(b)(3)).

(6)	Represents payment of Gemini accrued and incremental transaction costs related to the Business Combination (See Note 3(b)(4) and 3(b)(5)).

b)	Business Combination costs.

(1)	Payment of deferred FS Development IPO underwriting commissions incurred by FS Development in the amount of $4.2 million (see Note 3(a)(4)). The unaudited pro forma combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in deferred underwriting commission liability.

(2)	Payment of FS Development accrued transaction costs related to the Business Combination and the PIPE Investment in the amount of $0.4 million (see Note 3(a)(5)). The unaudited pro forma combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in accounts payable and accrued expenses.

(3)	Payment of FS Development incremental expenses related to the Business Combination and the PIPE Investment in the amount of $11.6 million (see Note 3(a)(5)). The unaudited pro forma combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital (see Note 3(g)).

(4)	Payment of Gemini accrued transaction costs related to the Business Combination and the PIPE Investment in the amount of $1.3 million (see Note 3(a)(6)). The unaudited pro forma combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in deferred offering costs.

(5)	Payment of Gemini incremental expenses related to the Business Combination and the PIPE Investment in the amount of $6.8 million (see Note 3(a)(6)). The unaudited pro forma combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital (see Note 3(g)).

c)	Trust Account. Represents release of the restricted investments and cash held in the FS Development trust account upon consummation of the Business Combination (See Note 3(a)(1)).

d)	Capitalization of Gemini transaction costs. Reflects recognition of Gemini’s capitalized transaction expenses related to the Business Combination of $1.3 million as a reduction to equity proceeds. The unaudited pro forma combined balance sheet reflects this adjustment as a reduction to deferred offering costs, with a corresponding decrease in additional paid-in capital (see Note 3(g)).

e)	Franchise tax payable. Reflects the reclassification of FS Development’s franchise tax payable to align with the balance sheet presentation of Gemini.

f)	Convertible notes. On August 21, 2020, Gemini entered into a purchase agreement with various investors to issue $14.0 million in convertible promissory notes (“Notes”). The Notes accrue simple interest at 8% per annum. Gemini determined that a beneficial conversion feature (“BCF”) exists and should be recognized on the issuance date. It recorded the Notes at the original issue price, net of the BCF discount. Principal and interest are convertible into Series B preferred stock at a per share conversion price of $1.3513 prior to the effective date of the Business Combination. The proforma disclosures reflect the conversion of the Notes to Series B preferred stock on February 5, 2021, and a reacquisition price of $22.9 million representing the fair value of Series B preferred stock upon conversion. The adjustments reflect the conversion of the notes to Series B preferred stock, and the impact of conversion on additional paid-in capital and accumulated deficit.

g)	Impact on equity. The following table represents the impact of the Business Combination and PIPE Investment on the number of shares of FS Development Class A Common Stock and represents the total equity:

(in thousands, except share amounts)	Common Stock
	Number of Shares		Par Value			Additional
	Class A	Class B	Class A	Class B	Gemini’s	paid-in	Accumulated
	Stock	Stock	Stock	Stock	Stock	capital	deficit
Pre Business Combination - FS Development stockholders	816,967	3,018,750	$-	$-	$-	$5,501	$(501)
Pre Business Combination - FS Development Holdings, LLC	441,500	-	-	-	-	-	-
Pre Business Combination - Gemini	-	-	6	-	80,449	9,773	(98,506)
Pre Business Combination - Gemini conversion of promissory notes	-	-	-	-	23,413	(8,898)	(6,915)
Conversion of Class B common stock to Class A common stock	3,018,750	(3,018,750)	-	-	-	-	-
Reclassification of redeemable stock to Class A common stock	11,258,033	-	1	-	-	112,579	-
Less: Redemption of redeemable shares	(100)	-	-	-	-	(1)	-
Gemini Stockholders	20,260,840	-	-	-	-	-	-
PIPE - Gemini Stockholders	1,560,000	’	-	-	-	15,600	-
PIPE - FS Development	1,500,000	-	-	-	-	15,000	-
PIPE - Other Investors	6,446,000	-	-	-	-	64,460	-
Balances after share transactions of Combined Entity	45,301,990	-	7	-	103,862	214,014	(105,922)
FS Development incremental transaction costs	-	-	-	-	-	(11,561)	-
Gemini incremental transaction costs	-	-	-	-	-	(6,837)
Capitalized transaction costs of Gemini	-	-	-	-	-	(1,341)
Elimination of historical accumulated deficit of FS Development	-	-	-	-	-	(501)	501
Elimination of historical stock of Gemini	-	-	(6)	-	(103,862)	103,868	-
Post-Business Combination	45,301,990	-	$1	$-	$-	$297,642	$(105,421)

Adjustments to the Unaudited Pro Forma Combined Statements of Operations for the Nine Months Ended September 30, 2020 and Year Ended December 31, 2019

The pro forma adjustments included in the unaudited pro forma combined statement of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 are as follows:

h)	Franchise tax expense. Reflects the reclassification of FS Development’s franchise tax expense to align with the statement of operations presentation of Gemini.

i)	Interest expense and loss on extinguishment of debt. On August 21, 2020, Gemini entered into a purchase agreement with various investors to issue $14.0 million in convertible promissory notes (“Notes”). The Notes accrue simple interest at 8% per annum. Gemini determined that a beneficial conversion feature (“BCF”) exists and should be recognized on the issuance date. It recorded the Notes at the original issue price, net of the BCF discount. The BCF discount is accreted to the face value of the Notes, offset against interest expense. Principal and interest are convertible into Series B preferred stock at a per share conversion price of $1.3513 prior to the effective date of the Business Combination. The proforma disclosures reflect the conversion of the Notes to Series B preferred stock on February 5, 2021, and a reacquisition price of $22.9 million representing the fair value of Series B preferred stock upon conversion. The adjustments reflect the accretion of the BCF discount recognized as interest expense of $7.5 million, simple interest of $0.5 million and a loss on extinguishment of $0.7 million.

j)	Net loss per share. Represents pro forma net loss per share based on pro forma net loss and 45,301,990 total shares outstanding upon consummation of the Business Combination and PIPE Investment. For each period presented, there is no difference between basic and diluted pro forma net loss as the inclusion of all potential shares of common stock of Combined Entity outstanding would have been anti-dilutive.